200 Munsonhurst Road
Franklin, NJ  07416

SUSSEX BANCORP ANNOUNCES A 48.3% INCREASE IN EPS FOR THE FIRST HALF OF 2011

FRANKLIN, NEW JERSEY – July 26, 2011– Sussex Bancorp (the “Company”) (NasdaqGM: SBBX), the holding company for Sussex Bank (the “Bank”) today announced net income of $727 thousand, or $0.22 per basic and diluted share, for the quarter ended June 30, 2011 as compared to $305 thousand, or $0.09 per basic and diluted share, for the same period last year.  For the six months ended June 30, 2011, the Company reported net income of $1.4 million, or $0.43 per diluted share, as compared to $948 thousand, or $0.29 per diluted share, for the same period last year.  The Company attributed the increase in net income to a stronger net interest margin and higher non-interest income as compared to the second quarter last year as management continues to focus on strengthening its core operations as well as resolving and mitigating the Company’s credit exposures.

“We continue to build positive momentum as evidenced by our reported earnings performance for the first half of 2011, despite the high credit costs associated with addressing our nonperforming assets,” said Anthony Labozzetta, President and Chief Executive Officer.  “Even in this soft economy, our earnings are benefitting from accelerated sales performance and synergies among our business lines, which is demonstrated by the enhanced performance of our insurance subsidiary and an improved margin.  While we see signs of stabilization in our credit portfolio, we remain focused on resolving our problem assets.”  Mr. Labozzetta also stated that, “we have added a number of talented officers to our management team, which will enhance our capabilities and build shareholder value.”

Second Quarter and Year to Date 2011 Highlights

•	Diluted earnings per share growth of 144.4% and 48.3% for the quarter and six months ended June 30, 2011, respectively, over the same periods last year.

•	Return on average assets increased to 0.60% for the six months ended June 30, 2011 from 0.40% for the same period in 2010.

•	Net interest income on a tax equivalent basis increased for the second quarter and six months ended June 30, 2011 by 7.8% and 9.0%, respectively, as compared to the same periods last year.

•
Net interest margin on a tax equivalent basis increased for the second quarter and six months ended June 30, 2011 were 3.98% and 4.06%, respectively, as compared to 3.69% and 3.76% for the same periods last year.  The improvements for 2011 were mostly due to a decline in funding costs.

•
Provision for loan losses increased $147 thousand, or 15.2%, in the second quarter of 2011, as compared to the second quarter of 2010 and increased $249 thousand, or 14.6%, for the six month period ended June 30, 2011 as compared to the same period one year earlier.

•
Non-interest income increased $363 thousand, or 31.9%, to $1.5 million in the second quarter of 2011 over the prior year.  The increase was driven by an increase in the gain on sale of securities of $215 thousand between the two second quarter periods.

•
Non-interest expense decreased $134 thousand to $3.7 million in the second quarter of 2011, compared to the same period in 2010.  The decline was largely attributed to a $153 thousand, or 7.2%, decrease in salaries and employee benefits as a result of severance payments made in the second quarter of 2010.

•	Segment reporting

o
Our insurance subsidiary, Tri-state Insurance Agency, Inc. reported a 276% increase in net income before taxes of $158 thousand for the first half of 2011 as compared to $42 thousand for the same period last year.  For the second quarter of 2011, net income before taxes was $43 thousand, which was an increase of $19 thousand, or 78.7%, over the same period last year.

•	Balance sheet

o	Total assets increased on a linked quarter basis by 0.9% and decreased 2.4% as compared to last year.

o	Loans are up 2.8% over last year and declined 1.1% on a linked quarter basis.

o
Total deposits increased $6.9 million, or 1.8%, as core deposits and time deposits increased $4.9 million, or 1.7%, and $2.0 million, or 2.3%, respectively, since year-end. The growth in core deposits was driven by a 17.6% increase in non-interest bearing deposits.

•	Credit quality

o
Nonperforming assets increased 0.9% for June 30, 2011 as compared to June 30, 2010.  Nonperforming assets as a percent of total assets were 6.5% and 6.3% at June 30, 2011 and June 30, 2010, respectively.

o	The allowance for loan losses totaled $7.5 million at June 30, 2011, or 2.22% of total loans, as compared to $5.4 million, or 1.65% of total loans, at June 30, 2010.

o	Total classified/criticized/foreclosed assets declined 10.3% to $53.4 million at June 30, 2011 from $59.6 million at June 30, 2010.

•	Capital adequacy

o
At June 30 2011, the leverage, Tier I risk-based capital and total risk based capital ratios for the Bank were 9.56%, 12.84% and 14.10%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Second Quarter 2011 Financial Results

Net Interest Income

Net interest income, on a fully tax equivalent basis, increased $321 thousand, or 7.8%, to $4.4 million for the quarter ended June 30, 2011, as compared to $4.1 million for same period in 2010.  The increase in net interest income was largely due to the Company’s net interest margin improving 29 basis points to 3.98% for the second quarter of 2011 primarily due to a 40 basis point decrease in the average rate paid on interest bearing liabilities. This improvement in net interest income was partially offset by a decline in the average rate earned on total earning assets, which decreased 9 basis points to 4.96% for the second quarter of 2011 from 5.05% for the same period in 2010.  Total earning assets declined $982 thousand while total interest bearing liabilities fell $10.2 million between the two second quarter periods ended June 30, 2011 and 2010.

Provision for Loan Losses

Provision for loan losses increased $147 thousand to $1.1 million for the quarter ended June 30, 2011, as compared to $965 thousand for the same period in 2010.  The increase in the provision for loan losses reflects the changes to non-performing asset levels as compared to the same period last year, which are discussed below under the caption “Asset and Credit Quality”.

Non-interest Income

The Company reported an increase in non-interest income of $363 thousand, or 31.9%, to $1.5 million for the quarter ended June 30, 2011.  The increase in non-interest income was largely due to a $215 thousand increase in gain on the sale of securities and a $171 thousand decrease in an impairment write-down on equity securities in the second quarter of 2011, compared to the same period in 2010.

Non-interest Expense

The Company’s non-interest expenses decreased $134 thousand, or 3.5%, to $3.7 million for the quarter ended June 30, 2011.  The decline for the second quarter of 2011 versus the same period in 2010 was largely due to a decrease of $153 thousand in salaries and employee benefits.  The decrease was mostly attributed to severance payments in the second quarter of 2010.  In addition, FDIC assessments declined $99 thousand, which was partly offset by an increase in loan collection costs of $91 thousand between the two second quarter periods.

Year to Date 2011 Financial Results

Net Interest Income

Net interest income, on a fully taxable equivalent basis, increased $740 thousand, or 9.0%, to $8.9 million for the six months ended June 30, 2011, as compared to $8.2 million for same period in 2010.  The Company’s net interest margin improved 30 basis points to 4.06% for the first half of 2011, compared to 3.76% for the first half of 2010.  The improvement was mostly attributed to a 43 basis point decline in the average rate paid on interest bearing liabilities to 1.11%, which was partly offset by an 11 basis point decrease in the average rate on earning assets to 5.04% for the six month periods ended June 30, 2011 as compared to the same period last year. The average balance of earning assets grew $4.7 million and as the balance sheet mix shifted to higher yielding loans and securities from lower yielding other interest-earning assets.

Provision for Loan Losses

Provision for loan losses increased $249 thousand to $2.0 million for the first half of 2011, as compared to $1.7 million for the same period in 2010.

Non-interest Income

The Company reported an increase in non-interest income of $432 thousand, or 18.7%, to $2.7 million for the six months ended June 30, 2011.  The increase in non-interest income was largely due to a $100 thousand increase in bank-owned life insurance and a $215 thousand gain on sale of securities and a decrease in an impairment write-down on equity securities originally recorded in the first half of 2010

Non-interest Expense

The Company’s non-interest expenses increased $195 thousand, or 2.6%, to $7.6 million for the six months ended June 30, 2011.  The increase in the first half of 2011 compared to the same period in 2010 was largely due to an increase in loan collection costs of $129 thousand, or 79.1%, and an increase of $116 thousand on write-downs on foreclosed real estate between the two first six months of 2011 and 2010.

Financial Condition Comparison

At June 30, 2011, the Company’s total assets were $473.2 million, a decrease of $860 thousand, or 0.2%, as compared to total assets of $474.0 million at December 31, 2010.  The decrease in assets was largely driven by a decline in the securities portfolio.  The Company’s total deposits increased 1.8% to $392.9 million at June 30, 2011 from $386.0 million at December 31, 2010.  The increase in deposits was driven by growth in core deposits (non-interest bearing deposits, NOW, savings and money market accounts) of $4.9 million and higher time deposits of $2.0 million, at June 30, 2011 as compared to December 31, 2010.  The growth in core deposits occurred in non-interest bearing deposits, which increased $6.2 million, or 17.6%, at June 30, 2011 to $41.6 million from $35.4 million at December 31, 2010.

Total loans receivable, net of unearned income, increased $1.3 million, or 0.4%, to $339.5 million at June 30, 2011 from $338.2 million at year-end 2010.  The growth in deposits was used to fund this loan growth.  The Company’s security portfolio, which includes securities available for sale, securities held to maturity and Federal Home Loan Bank stock, decreased $16.9 million, or 18.3%, to $75.7 million at June 30, 2011, as compared to $92.6 million at December 31, 2010.

At June 30, 2011, the Company’s total stockholders’ equity was $38.6 million, an increase of $1.9 million, or 5.3%, as compared to $36.7 million at December 31, 2010.

Asset and Credit Quality

Non-performing assets, which include non-accrual loans, renegotiated loans and foreclosed assets, increased $277 thousand, or 0.9%, to $30.9 million at June 30, 2011, as compared to $30.6 million at June 30, 2010.  The ratio of non-performing assets to total assets for June 30, 2011 and June 30, 2010 were 6.5% and 6.3%, respectively. The allowance for loan losses was $7.5 million, or 2.22% of total loans, at June 30, 2011 as compared to $5.4 million, or 1.65% of total loans at June 30, 2010.   Our loans are internally risk-rated and such risk ratings are consistent with the system used by regulatory agencies and are consistent with industry practices.  Loans rated “Substandard,” “Doubtful” or “Loss” are considered classified assets, while loans rated as “Special Mention” are considered criticized.  Our total classified/criticized/foreclosed assets declined 10.3% to $53.4 million at June 30, 2011 from $59.6 million at June 30, 2010.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.  For additional information, please visit the company's Web site at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project," or similar words.  Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the  Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				Q/E 6/30/11 VS.
	6/30/2011	6/30/2010	3/31/2011	Q/E 6/30/10		Q/E 3/31/11
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$75,692	$79,421	$83,503	(4.7	) %	(9.4	) %
Total loans	339,564	330,179	343,474	2.8%		(1.1	) %
Allowance for loan losses	(7,536)	(5,449)	(7,226)	38.3%		4.3%
Total assets	473,164	484,626	468,892	(2.4	) %	0.9%
Total deposits	392,914	400,051	390,231	(1.8	) %	0.7%
Total borrowings and junior subordinated debt	38,887	45,947	38,887	(15.4	) %	-%
Total shareholders' equity	38,615	35,895	37,511	7.6%		2.9%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$4,416	$4,096	$4,507	7.8%		(2.0	) %
Provision for loan losses	1,112	965	839	15.2%		32.5%
Total other income	1,501	1,138	1,245	31.9%		20.5%
Total other expenses	3,699	3,833	3,860	(3.5	) %	(4.2	) %
Provision (benefit) for income taxes	229	-2	209	(11,550.0	) %	9.4%
Taxable equivalent adjustment (a)	150	133	150	13.0%		(0.1	) %
Net income	$727	$305	$694	138.4%		4.8%

Net income per common share - Basic	$0.22	$0.09	$0.21	144.4%		4.8%
Net income per common share - Diluted	$0.22	$0.09	$0.21	144.4%		4.8%

Return on average assets	0.61%	0.25%	0.59%	141.5%		4.5%
Return on average equity	7.63%	3.42%	7.52%	123.2%		1.5%
Efficiency ratio (b)	64.14%	73.23%	68.91%	(12.4	) %	(6.9	) %
Net interest margin (tax equivalent)	3.98%	3.69%	4.13%	7.9%		(3.6	) %

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$8,923	$8,183		9.0%
Provision for loan losses	1,951	1,702		14.6%
Total other income	2,746	2,314		18.7%
Total other expenses	7,559	7,364		2.6%
Income before provision for income taxes (tax equivalent)	2,159	1,431		50.9%
Provision for income taxes	438	220		99.1%
Taxable equivalent adjustment (a)	300	263		14.1%
Net income	$1,421	$948		49.9%

Net income per common share - Basic	$0.44	$0.29		51.7%
Net income per common share - Diluted	$0.43	$0.29		48.3%

Return on average assets	0.60%	0.40%		49.6%
Return on average equity	7.57%	5.37%		41.1%
Efficiency ratio (b)	66.49%	71.96%		(7.6	) %
Net interest margin (tax equivalent)	4.06%	3.76%		7.9%

SHARE INFORMATION:
Book value per common share	$11.45	$10.71	$11.16	6.9%		2.6%
Outstanding shares- period ending	3,373	3,352	3,362	0.7%		0.3%
Average diluted shares outstanding (Year to date)	3,323	3,287	3,318	1.1%		0.1%

CAPITAL RATIOS:
Total equity to total assets	8.16%	7.41%	8.00%	10.2%		2.0%
Leverage ratio (c)	9.56%	8.84%	9.41%	8.1%		1.6%
Tier 1 risk-based capital ratio (c)	12.84%	11.94%	12.55%	7.5%		2.3%
Total risk-based capital ratio (c)	14.10%	13.19%	13.81%	6.9%		2.1%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$25,062	$22,529	$25,086	11.2%		(0.1	) %
Renegotiated loans (d)	1,314	3,551	1,316	(63.0	) %	(0.2	) %
Foreclosed real estate	4,545	4,564	2,080	(0.4	) %	118.5%
Non-performing assets	$30,921	$30,644	$28,482	0.9%		8.6%

Loans 90 days past due and still accruing	$1,029	$1,262	$136	(18.5	) %	656.6%
Charge-offs, net (quarterly)	$802	$1,741	$10	(53.9	) %	7,920.0%
Charge-offs, net as a % of average loans (annualized)	0.93%	1.45%	0.01%	(35.6	) %	7,881.4%
Non-accrual loans to total loans	7.38%	6.82%	7.30%	8.17%		1.05%
Non-performing assets to total assets	6.53%	6.32%	6.07%	3.3%		7.6%
Allowance for loan losses as a % of non-performing loans	28.57%	20.89%	27.37%	36.75%		4.40%
Allowance for loan losses to total loans	2.22%	1.65%	2.10%	34.5%		5.5%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income
(c) Sussex Bank capital ratios
(d) Renegotiated loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	June 30, 2011	June 30, 2010	December 31, 2010

Cash and due from banks	$5,973	$5,814	$4,672
Interest-bearing deposits with other banks	19,319	9,231	10,077
Federal funds sold	3,000	29,980	3,000
Cash and cash equivalents	28,292	45,025	17,749

Interest bearing time deposits with other banks	600	600	600
Securities available for sale, at fair value	71,889	77,318	89,380
Securities held to maturity	1,966	-	1,000
Federal Home Loan Bank Stock, at cost	1,837	2,103	2,235

Loans receivable, net of unearned income	339,564	330,179	338,234
Less: allowance for loan losses	7,536	5,449	6,397
Net loans receivable	332,028	324,730	331,837

Foreclosed real estate	4,545	4,564	2,397
Premises and equipment, net	6,516	6,969	6,749
Accrued interest receivable	1,781	1,802	1,916
Goodwill	2,820	2,820	2,820
Bank owned life insurance	10,382	9,968	10,173
Other assets	10,508	8,727	7,168

Total Assets	$473,164	$484,626	$474,024

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$41,601	$39,570	$35,362
Interest bearing	351,313	360,481	350,605
Total Deposits	392,914	400,051	385,967

Borrowings	26,000	33,060	36,000
Accrued interest payable and other liabilities	2,748	2,733	2,504
Junior subordinated debentures	12,887	12,887	12,887

Total Liabilities	434,549	448,731	437,358

Total Stockholders' Equity	38,615	35,895	36,666

Total Liabilities and Stockholders' Equity	$473,164	$484,626	$474,024

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
INTEREST INCOME
Loans receivable, including fees	$4,739	$4,749	$9,523	$9,429
Securities:
Taxable	310	452	675	966
Tax-exempt	291	265	583	528
Federal funds sold	2	10	3	17
Interest bearing deposits	10	8	13	10
Total Interest Income	5,352	5,484	10,797	10,950

INTEREST EXPENSE
Deposits	767	1,111	1,536	2,215
Borrowings	264	355	529	707
Junior subordinated debentures	55	55	109	108
Total Interest Expense	1,086	1,521	2,174	3,030

Net Interest Income	4,266	3,963	8,623	7,920
PROVISION FOR LOAN LOSSES	1,112	965	1,951	1,702
Net Interest Income after Provision for Loan Losses	3,154	2,998	6,672	6,218

OTHER INCOME
Service fees on deposit accounts	328	340	644	674
ATM and debit card fees	138	127	260	242
Bank owned life insurance	105	73	209	109
Insurance commissions and fees	564	590	1,179	1,137
Investment brokerage fees	39	49	70	109
Realized holding gains (losses) on trading securities	-	(4)	-	7
Gain on sale of securities, available for sale	269	54	269	54
Gain (loss) on sale of foreclosed real estate	7	1	(4)	5
Impairment write-downs on equity securities	-	(171)	-	(171)
Other	51	79	119	148
Total Other Income	1,501	1,138	2,746	2,314

OTHER EXPENSES
Salaries and employee benefits	1,986	2,139	3,993	3,980
Occupancy, net	336	331	717	675
Furniture, equipment and data processing	288	295	588	594
Advertising and promotion	46	51	89	102
Professional fees	149	135	276	268
Director Fees	72	60	139	118
FDIC assessment	126	225	382	449
Insurance	54	55	110	111
Stationary and supplies	40	50	83	94
Loan collection costs	177	86	292	163
Write-down on foreclosed real estate	-	-	145	29
Expenses related to foreclosed real estate	79	110	103	138
Amortization of intangible assets	2	4	5	8
Other	344	292	637	635
Total Other Expenses	3,699	3,833	7,559	7,364

Income before Income Taxes	956	303	1,859	1,168
PROVISION (BENEFIT) FOR INCOME TAXES	229	(2)	438	220
Net Income	$727	$305	$1,421	$948

EARNINGS PER SHARE
Basic	$0.22	$0.09	$0.44	$0.29
Diluted	$0.22	$0.09	$0.43	$0.29

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended June 30,
	2011			2010
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$29,805	$441	5.94%	$27,768	$398	5.74%
Taxable	48,992	310	2.54%	51,004	452	3.56%
Total securities	78,797	751	3.83%	78,772	850	4.33%
Total loans receivable (4)	343,333	4,739	5.54%	331,033	4,749	5.75%
Other interest-earning assets	22,674	12	0.20%	35,981	18	0.20%
Total earning assets	444,804	$5,502	4.96%	445,786	$5,617	5.05%

Non-interest earning assets	36,421			40,353
Allowance for loan losses	(7,602)			(6,355)
Total Assets	$473,623			$479,784

Sources of Funds:
Interest bearing deposits:
NOW	$78,439	$106	0.54%	$64,034	$134	0.84%
Money market	14,504	20	0.55%	12,385	25	0.82%
Savings	169,086	296	0.70%	176,352	506	1.15%
Time	91,804	345	1.51%	104,174	446	1.72%
Total interest bearing deposits	353,833	767	0.87%	356,945	1,111	1.25%
Borrowed funds	26,000	264	4.03%	33,066	355	4.25%
Junior subordinated debentures	12,887	55	1.69%	12,887	55	1.69%
Total interest bearing liabilities	392,720	$1,086	1.11%	402,898	$1,521	1.51%

Non-interest bearing liabilities:
Demand deposits	40,402			39,841
Other liabilities	2,370			1,341
Total non-interest bearing liabilities	42,772			41,182
Stockholders' equity	38,131			35,704
Total Liabilities and Stockholders' Equity	$473,623			$479,784

Net Interest Income and Margin (5)		$4,416	3.98%		$4,096	3.69%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2011			2010
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$29,913	$883	5.95%	$27,295	$791	5.85%
Taxable	54,181	675	2.51%	49,982	966	3.90%
Total securities	84,094	1,558	3.74%	77,277	1,757	4.59%
Total loans receivable (4)	342,511	9,523	5.61%	330,872	9,429	5.75%
Other interest-earning assets	17,111	16	0.19%	30,847	27	0.18%
Total earning assets	443,716	$11,097	5.04%	438,996	$11,213	5.15%

Non-interest earning assets	36,425			39,102
Allowance for loan losses	(7,209)			(6,083)
Total Assets	$472,932			$472,015

Sources of Funds:
Interest bearing deposits:
NOW	$79,558	$220	0.56%	$62,835	$277	0.89%
Money market	13,960	38	0.56%	12,410	49	0.80%
Savings	169,839	594	0.71%	171,973	1,000	1.17%
Time	90,919	684	1.52%	103,638	889	1.73%
Total interest bearing deposits	354,276	1,536	0.87%	350,856	2,215	1.27%
Borrowed funds	27,295	529	3.86%	33,073	707	4.25%
Junior subordinated debentures	12,887	109	1.69%	12,887	108	1.67%
Total interest bearing liabilities	394,458	$2,174	1.11%	396,816	$3,030	1.54%

Non-interest bearing liabilities:
Demand deposits	38,616			38,349
Other liabilities	2,332			1,522
Total non-interest bearing liabilities	40,948			39,871
Stockholders' equity	37,526			35,328
Total Liabilities and Stockholders' Equity	$472,932			$472,015

Net Interest Income and Margin (5)		$8,923	4.06%		$8,183	3.76%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

Contacts:	Anthony Labozzetta, President/CEO
Steven Fusco, SVP/CFO
973-827-2914